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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement of Coachmen Industries, Inc. on Form S-3 of our report dated January 26, 1996, except as to the information presented in Note 13 for which the date is July 17, 1996, on our audit of the consolidated financial statements of Coachmen Industries, Inc. and subsidiaries as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995. In addition, we consent to the incorporation by reference in this registration statement of our report dated January 26, 1996, on our audit of the financial statement schedule of Coachmen Industries, Inc. and subsidiaries for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K of Coachmen Industries, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

South Bend, Indiana
October 21, 1996